                                                               Exhibit 5.1-A


                              Dewey Ballantine LLP
                              1301 Avenue of the Americas
                              New York, New York  10019



                                                            December 1, 1997

Duke Energy Corporation
422 South Church Street
Charlotte, North Carolina 28202

       Re: Registration Statement on Form S-3

Gentlemen:

  We are acting as counsel to Duke Energy Corporation ("Duke") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus and preliminary prospectus supplement, filed with the Securities and Exchange Commission (the "Commission") on November 20, 1997 (File Nos. 333-40679, 333-40679-01 and 333-40679-02) and amended by Amendment No. 1 filed with the Commission on December 1, 1997 (as so amended, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Duke to Duke Energy Capital Trust I (the "Trust"), (2) Trust Preferred Securities (liquidation amount $25 per Preferred Security) to be issued by the Trust and (3) Duke's Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The Junior Subordinated Notes will be issued pursuant to a subordinated indenture, as supplemented, between Duke and the trustee named therein (the "Subordinated Note Indenture") and the Guarantee will be issued pursuant to a guarantee agreement between Duke and the trustee named therein (the "Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement.

  We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon receipt of appropriate authorizations from the North Carolina Utilities Commission and The Public Service Commission of South Carolina, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of Duke or a duly authorized committee thereof, when the Subordinated Note Indenture and the Guarantee Agreement have been duly executed and delivered by the proper officers of Duke and the trustees named therein, and when the Junior Subordinated Notes and the Guarantee have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Guarantee Agreement, as the case may be, the Junior Subordinated Notes and the Guarantee will be valid, binding and legal obligations of Duke (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of North Carolina law we have relied on the opinion of Peter C. Buck, Esq. attached hereto as Annex I.

  The foregoing opinion is limited solely to the laws of the State of New York and the Federal laws of the United States of America.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the captions "Legal Opinions" and "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Dewey Ballantine LLP



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

                                                          Exhibit 5.1-A--Annex I


                             PETER C. BUCK, ESQ.
                              Attorney-at-Law

                                                                December 1, 1997

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York  10019

       Re: Registration Statement on Form S-3

Gentlemen:

  I am acting as North Carolina counsel to Duke Energy Corporation ("Duke") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus and preliminary prospectus supplement, filed with the Securities and Exchange Commission (the "Commission") on November 20, 1997 (File Nos. 333-40679, 333-40679-01 and 333-40679-02) and amended by
Amendment No. 1 filed with the Commission on December 1, 1997 (as so amended, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Duke to Duke Energy Capital Trust I (the "Trust"), (2) Trust Preferred Securities (liquidation amount $25 per Preferred Security) to be issued by the Trust and (3) Duke's Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The Junior Subordinated Notes will be issued pursuant to a subordinated indenture, as supplemented, between Duke and the trustee named therein (the "Subordinated
Note Indenture") and the Guarantee will be issued pursuant to a guarantee agreement between Duke and the trustee named therein (the "Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement.

  I am of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon receipt of appropriate authorizations from the North Carolina Utilities Commission and The Public Service Commission of South Carolina, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of Duke or a duly authorized committee thereof, when the Subordinated Note Indenture and the Guarantee Agreement have been duly executed and delivered by the proper officers of Duke and the trustees named therein, and when the Junior Subordinated Notes and the Guarantee have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Guarantee Agreement, as the case may be, the Junior Subordinated Notes and the Guarantee will be valid, binding and legal obligations of Duke (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

  I am a member of the bar of the State of North Carolina and the foregoing opinion is limited solely to the laws of that State.

  This opinion is furnished solely for your benefit in connection with your rendering an opinion to Duke to be filed as Exhibit 5.1-A to the Registration Statement and I hereby consent to your attaching this opinion as an annex to such opinion and to the reference to me under the captions "Legal Opinions" and "Legal Matters" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without my prior written consent.


                                              Very truly yours,

                                              /s/ Peter C. Buck

                                              Peter C. Buck


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